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                                                                   EXHIBIT 4.1




                   SELECTED ARTICLES OF RESTATED CERTIFICATE

                     OF INCORPORATION OF UNIONBANCORP, INC.


                                   ARTICLE IV

     The total number of shares of capital stock which the corporation shall have authority to issue is 10,000,000 shares of Common Stock of the par value of $1.00 per share and 200,000 shares of Preferred Stock of no par value per share.

     The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of one or more series of Preferred Stock, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors.

     Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.


                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(i) to exercise all such powers and do all such acts as may be exercised or done by the corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the by-laws of the corporation, and

(ii) to make, alter or repeal any by-laws of the corporation; provided, however, that Section 5 of Article II of the by-laws, Sections 1, 2 and 3 of Article III of the by-laws and Section 1 of Article VIII of the by-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holder of at least seventy percent (70%) of all shares of stock of the corporation then entitled to vote in the election of directors, considered for this purpose as one class.

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                                  ARTICLE VIII

The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify all persons who it may indemnify pursuant thereto.


                                   ARTICLE X

     The number of directors of the corporation shall be fifteen, or such other number as may be determined from time to time by the affirmative vote of the holders of at least seventy percent (70%) of all shares of the corporation then entitled to vote in the election of directors, considered for this purpose as one class, or of at least two thirds of the directors of the corporation.

     Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

     The directors, other than those who may be elected by the holders of any class or series of stock having preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of stockholders held in 1988, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Subject to the rights of any class or series of stock having preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, a director may be removed from office only for cause and only by the
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affirmative vote of the holders of seventy percent (70%) of all shares of stock of the corporation then entitled to vote in the election of directors, considered for this purpose as a single class.

                                   ARTICLE XI

     The affirmative vote of the holders of seventy percent (70%) of all shares of stock of the corporation then entitled to vote in the election of directors, considered for this purpose as one class, shall be required for any one of the following actions:

      (i) for the adoption of any amendment, alteration, change or repeal of Articles VI, X or XI of this Certificate of Incorporation;

      (ii) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other corporation;

      (iii) to authorize any sale, lease or exchange of all or substantially all of the assets of the corporation; or

      (iv) to authorize the dissolution of the corporation.

The above voting requirement shall not be applicable to any one of the foregoing actions and any such action shall only require the affirmative vote of the holders of a simple majority of all shares of stock of the corporation then entitled to vote in the election of directors, considered for this purpose as one class, if the action shall been approved by two-thirds of all directors.

     The provisions of this Article XI shall not be applicable to any merger or consolidation of this corporation with or into any other corporation of which this corporation is the owner of at least 80% of the outstanding shares of each class of stock.


                                  ARTICLE XII

     Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.


                                  ARTICLE XIII

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that this Article XIII shall not eliminate or limit the liability of


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a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article XIII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                  ARTICLE XIV

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted to this reservation.


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